Exhibit 99.1


                    WERNER ENTERPRISES, INC.
                      14507 Frontier Road
                        P. O. Box 45308
                  Omaha, Nebraska  68145-0308


FOR IMMEDIATE RELEASE               Contact:  Robert E. Synowicki, Jr.
---------------------                         (402) 894-3000


   Werner Enterprises, Inc. Announces Stock Repurchase Program
   -----------------------------------------------------------

Omaha, Nebraska, December 29, 1997:
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     Werner Enterprises, Inc. (the Company), a nationwide full-service transportation company, today announced that its board of directors has authorized the Company to repurchase up to 2,000,000 shares of its
common  stock.   The  Company may purchase shares from  time  to  time
depending  on  market, economic and other factors.   The authorization
will continue until withdrawn by the board of directors.

    The Company's common stock is traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol WERN.